EXHIBIT 10.3


                         THE TRUST COMPANY OF NEW JERSEY

                             2002 STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of this 2002 Stock Option Plan (the "Plan") is to encourage stock ownership by selected officers, other key employees and key consultants of The Trust Company of New Jersey (the "Company"), to provide additional incentive for them to promote the successful business operations of the Company, to encourage them to remain in the employ of, or to continue to provide services to, the Company and to attract new officers, employees and consultants.

     2. DEFINITIONS. As used in the Plan, unless the context requires otherwise, the following terms shall have the meanings specified below:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Change in Control Event" shall have the meaning set forth in
     Section 9 of the Plan.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Committee" shall mean the stock option committee of the Board provided in Section 4 of the Plan.

          (e) "Common Stock" shall mean the Common Stock, par value $2.00 per share, of the Company, or, if another security is substituted for the Common Stock pursuant to the adjustment provisions of Section 8, such other security.

          (f) "Consultant" shall mean any non-employee of the Company who renders consulting services to the Company, as determined by the Committee.

          (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (h) "Fair Market Value" shall mean the greater of (i) $2.00 per share and (ii) if the Common Stock is listed on a stock exchange or is quoted on Nasdaq, the closing sale price (or, if such price is unavailable, the average of the high bid price and the low asked price) of a share of Common Stock on the Grant Date or other relevant date; provided, that if in the opinion of the Committee the trading activity of the Common Stock is deemed not to constitute a representative market price, the Committee shall have the discretion to engage an independent party to determine Fair Market Value for this purpose.

          (i) "Grant Date" shall mean the date on which an Option is granted.

          (j) "Officer" shall mean any officer or other key employee of the Company, as determined by the Committee.


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          (k) "Option" shall mean the right to purchase one or more shares of
     Common Stock granted under Section 6 of the Plan.

          (l) "Optionee" shall mean an Officer or Consultant to whom an Option has been granted under the Plan.

          (m) "Suspend," "Suspended" or "Suspension," when referring to the employment of an Officer, shall mean the reasonable determination by the Board or the President of the Company that the Officer's performance of his or her duties or such Officer's conduct warrants an investigation by management in order to determine whether or not the Officer's employment should be terminated. The duties of an Officer may, but need not, be limited by management while the Officer's employment is so Suspended, and the Officer will be deemed by management to be an employee who is not in good standing.

          (n) "Suspended Officer" shall mean an Officer whose employment has been Suspended.

          (o) "Suspension Period" shall mean the time period beginning with the date on which the Board or President of the Company makes its determination that the investigation of the Officer is warranted and ending on the date the Company (i) terminates the employment of a Suspended Officer or (ii) determines to continue the employment of a Suspended Officer and terminate any investigation of such Officer.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for issuance upon the exercise of Options granted from time to time under the Plan an aggregate of 750,000 authorized but unissued shares of Common Stock (of which not more than 50,000 may be used to grant non-incentive stock options), subject to adjustment as provided in Section 8 hereof. If any Option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again become available for the grant of Options under the Plan.

     4. ADMINISTRATION OF THE PLAN. The Board shall appoint a committee (the "Committee") to administer the Plan. To the extent that the Board determines it to be desirable to qualify the Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two (2) or more "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Other than as provided in the preceding sentence, the Committee which administers the Plan shall consist of three (3) members of the Board, none of whom shall be employed by the Company. Subject to the provisions of the Plan, the Committee shall have full discretion:

          (a) To designate the Officers and Consultants of the Company to whom Options shall be granted, the number of shares to be covered by each of the Options, and the time or times at which Options shall be granted;

          (b) To interpret the Plan;



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          (c) To promulgate, amend and rescind rules and regulations relating to the Plan;

          (d) To subject any Option to such terms and conditions as the Committee may specify when granting the Option, including, without limitation, additional restrictions or conditions on the exercise of an Option;

          (e) To modify at any time and for any reason the vesting schedule set forth in Section 6(c) of the Plan for any or all outstanding Options or for any or all Options to be granted in the future; provided, however, that the Committee shall not lengthen the vesting schedule for any outstanding Option; and

          (f) To make all other determinations in connection with the administration of the Plan.

     The Board may, from time to time, appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board shall designate one of the members of the Committee as its chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All action of the Committee may be taken by a written instrument signed by a majority of the members and action so taken shall be fully effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall also appoint a secretary, who may be the secretary of the Company, to keep minutes of the meetings of the Committee.

     The Plan shall be so administered as to qualify the Options granted under it to Officers as "incentive stock options" to the maximum extent possible pursuant to Section 422 or a successor section of the Code.

     5. ELIGIBILITY. All Officers and Consultants of the Company, as defined above, shall be eligible to receive Options under the Plan. In selecting Officers and Consultants to whom Options shall be granted, and in determining the number of shares to be covered by each Option, the Committee may take into consideration any factors it may deem relevant, including its estimate of the Officer's or Consultant's present and potential contribution to the success of the Company.

     6. OPTIONS.

          (a) OPTION GRANT. The Committee shall, from time to time, select the Officers and Consultants to whom Options will be granted and shall determine the number of shares to be covered by each Option. Unless otherwise indicated by the Committee at the time of grant, all Options granted to Officers are intended to qualify as "incentive stock options" under Section 422 of the Code. To the extent an Option granted to an Officer fails to satisfy the requirements of Section 422 of the Code, it shall be deemed a non-incentive stock option. All Options granted to Consultants under the Plan shall be non-incentive stock options. The Fair Market Value


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     (determined at the time the Options are granted) of Common Stock with respect to which Options intended to qualify as incentive stock options are exercisable for the first time by any person during any calendar year (under this Plan and all other plans of the Company) cannot be greater than $100,000. No Officer or Consultant shall be granted, in any fiscal year of the Company, Options to purchase more than 100,000 shares of Common Stock.

          (b) OPTION PRICE. The price at which shares of Common Stock shall be purchased under an Option shall not be less than the Fair Market Value of such shares on the Grant Date, except that if the Option is intended to qualify as an incentive stock option, and the Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, then (i) the price at which shares of Common Stock shall be purchased under the Option shall not be less than 110% of the Fair Market Value of such shares on the Grant Date and (ii) the Options shall not be exercisable after the expiration of five (5) years from the Grant Date. For purposes of determining 10% ownership, (1) an Officer will be considered to own stock owned directly or indirectly by or for such Officer's brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and (2) stock owned directly or indirectly by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

          (c) EXERCISE OF OPTIONS. Unless the Committee establishes otherwise or except as provided by Sections 7 and 9 of the Plan, each Option shall be exercisable in annual installments as described in this Section 6(c), provided however, that no Option shall be exercisable for six months after the Grant Date. Thereafter, during the first year after an Option is granted, it may be exercised as to not more than 20% of the shares covered thereby. During the first two years after an Option is granted, it may be exercised as to not more than 40% of the shares covered thereby. During the first three years after an Option is granted, it may be exercised as to not more than 60% of the shares covered thereby. During the first four years after an Option is granted, it may be exercised as to not more than 80% of the shares covered thereby. An Option may be exercised at any time and from time to time as to all or any part of the shares covered thereby following the first four years after it has been granted; but no Option shall be exercised after the expiration of ten years from the date on which it was granted.

          (d) Method of Exercise. To the extent permitted by subparagraph (c) above, Optionees may exercise their Options from time to time by giving written notice to the Company. The date of exercise shall be the date on which the Company receives an exercise notice. Such notice shall state the number of shares to be purchased and the desired closing date, which date shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the closing, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against either (1) payment in full of the Option price for the number of shares to be delivered, by certified or bank cashier's check, or (2) with the prior consent of the Committee, tender of a number of shares of the Common Stock to the Company having a Fair Market Value equal to the Option price times the number of shares being purchased, provided such shares have been owned by the Optionee for more than six months on the date of surrender to the Company, or (3) a combination of the above. The Committee shall have no obligation to permit the tender of



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     shares in payment of the Option price. The Committee shall have the discretion, but not the obligation, to implement a cashless exercise program and to accept consideration received by the Company under such program as payment of the Option price. If the Optionee (or other person entitled to exercise the Option) shall fail to accept delivery of and pay for all or any part of the shares specified in his or her notice when the Company shall tender such shares, his or her right to exercise the Option with respect to such unpurchased shares may be terminated.

     7. TERMINATION OF EMPLOYMENT. If the Company shall terminate the employment or services of an Optionee for any reason other than for cause, all such Optionee's Options shall terminate three months after the date upon which such employment shall cease, but in any event, not later than the dates upon which the respective Options shall expire. If the Optionee shall voluntarily terminate his employment with the Company, or if the Company shall terminate the employment of an Optionee for cause, all such Optionee's Options shall terminate upon the date on which such employment shall cease. If the Company shall Suspend the employment of an Optionee, the Company shall not be obligated to issue any shares upon the exercise by the Optionee of any Options held by him or her if the exercise occurs during the Suspension Period. Any documents tendered by the Optionee to the Company during the Suspension Period pursuant to an exercise will not be deemed to be accepted by the Company during such Suspension Period, and any such exercise shall be governed by the provisions set forth in the following two sentences. If, at the conclusion of the Suspension Period, the Company shall terminate the employment of the Suspended Optionee, all such exercises shall be deemed void, and the Company shall return to the Optionee any documents tendered to effect an exercise, including the purchase price, without interest. If, at the conclusion of the Suspension Period, the Company shall determine to continue the employment of the Suspended Optionee, the Company shall deliver share certificates to the Optionee with respect to all Options which were properly exercised (but for the Suspension) by the Optionee during the Suspension Period as promptly as practicable after the date the Suspension Period ends. If the Optionee shall die or become disabled while employed by the Company, all such Optionee's Options (except as otherwise determined by the Committee) shall terminate one year after the date of death or disability of the Optionee, but in any event, not later than the dates upon which the respective Options shall expire; provided that if the Optionee was a Suspended Optionee at the date of death or disability, and at the end of the Suspension Period the Company shall determine that such person's employment should have been terminated, then all of such Optionee's Options shall be deemed to have terminated on the date of death or disability. During such period, the Options may be exercised by the Optionee or his or her personal representatives, next of kin, executors or legatees, as the case may be. No exercise permitted by this
Section 7 shall entitle an Optionee or his or her personal representatives, next of kin, executors or legatees to exercise any portion of any Option beyond the extent to which such Option is exercisable pursuant to Section 6(c) hereof on the date such Optionee's employment with the Company terminates.

     8. CHANGES IN CAPITAL STRUCTURE. In the event that there is a change in the capitalization of the Company, such as by reason of a stock dividend, recapitalization, extraordinary dividend of cash or property, stock split-up, combination of shares, or other event which the Committee determines is dilutive to the holder of Options, then appropriate adjustments shall be made by the Committee to the number and kind of shares reserved for issuance under the Plan upon the grant and exercise of Options. In addition, the Committee shall


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make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share thereunder shall be appropriately adjusted consistent with such change. In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section
8. The determination of the Committee as to any adjustment shall be final and conclusive. Notwithstanding anything contained in this Section 8, no adjustments shall be made by the Committee if such adjustments would constitute the adoption of a new incentive stock option plan with the meaning of Section 422 of the Code.

     9. CHANGE IN CONTROL. All options granted pursuant to the Plan shall become fully exercisable upon the occurrence of a Change in Control Event. As used in the Plan, a "Change in Control Event" shall be deemed to have occurred if any of the following events occur:

          (a) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving Company or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving Company immediately after the merger; or

          (b) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

          (c) an approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

          (d) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), company or other entity (other than any person who owns more than ten percent (10%) of the outstanding Common Stock on the date of adoption of this Plan by the Board of Directors, the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company ("Voting Securities") representing more than fifty (50%) percent of the combined voting power of the Company's then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control Event; or

          (e) the individuals (A) who, as of the date on which the Plan is first adopted by the Board of Directors, constitute the Board (the "Original Directors") and (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two thirds of the Original Directors then still in office (such Directors being called "Additional Original Directors") and (C) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least two


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     thirds of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

     10. MERGER OR ASSET SALE. For purposes of the Plan, a merger or consolidation which would constitute a Change in Control Event pursuant to
Section 9 and a sale of assets which would constitute a Change in Control Event pursuant to Section 9 are hereinafter referred to as "Section 10 Events". In the event of a Section 10 Event, each outstanding Option shall be assumed or an equivalent benefit shall be substituted by the entity determined by the Board of the Company to be the successor company. However, in the event that any such successor company does not agree in writing, at least 15 days prior to the anticipated date of consummation of such Section 10 Event, to assume or so substitute each such Option, then each Option not so assumed or substituted shall be deemed to be fully vested and exercisable. If an Option becomes fully vested and exercisable pursuant to the terms of this Section 10, the Committee shall notify the holder thereof in writing or electronically that (a) such holder's Option shall be fully exercisable until immediately prior to the consummation of such Section 10 Event and (b) such holder's Option shall terminate upon the consummation of such Section 10 Event. For purposes of this
Section 10, an Option shall be considered assumed if, following consummation of the applicable Section 10 Event, the Option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the consummation of such Section 10 Event, the consideration (whether stock, cash or other securities or property) received in such Section 10 Event by holders of Common Stock for each share of Common Stock held on the effective date of such Section 10 Event (and, if holders of Common Stock are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such Section 10 Event is not solely common stock of such successor, the Committee may, with the consent of such successor company, provide for the consideration to be received in connection with such Option to be solely common stock of such successor equal in fair market value to the per share consideration received by holders of Common Stock in the Section 10 Event.

     11. OPTION AGREEMENT. Each grant of an Option under the Plan will be evidenced by an agreement in such form as the Committee may from time to time approve. Such agreement will contain such provisions as the Committee may in its discretion deem advisable, including without limitation, additional restrictions or conditions upon the exercise of an Option. The Committee may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Committee may deem consistent with the Plan or the terms and conditions of the Option agreement. Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence, the Committee may also require the Optionee to execute and deliver documents containing such representations, warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any applicable federal or state securities laws, and any other applicable law, regulation or rule. The Committee shall have the right to condition the grant of an Option to an Officer or Consultant upon such person's execution and delivery to the Company of an agreement not to compete with the Company or its subsidiaries, in a form satisfactory to the Committee, for such period of time as the Committee shall determine.



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     12. LISTING; REGISTRATION. If at any time the Board determines, in its discretion, that the listing, registration or qualification of any of the stock subject to Options under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with granting Options under the Plan or the purchase or issue of stock thereunder, no further Options need be granted, the exercise of outstanding Options may be deferred, and the Company shall not be obligated to issue or deliver any shares, until such action can be taken or consent or approval can be obtained at the Company's expense, free of any condition unacceptable to the Board.

     13. TAX WITHHOLDING. The Company, as and when appropriate, shall have the right to require each Optionee purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld with respect to the receipt of Common Stock.

     14. NON-ASSIGNABILITY. No Option shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution, in which events the terms of this Plan, including all restrictions and limitations set forth herein, shall continue to apply to the transferee. Each Option shall be exercisable only by the Optionee during his or her lifetime. Notwithstanding the above, the Committee may permit an Optionee who has received a non-incentive stock Option to transfer such Option to a family member or a trust or partnership created for the benefit of family members. In the case of such a transfer, the transferee's rights and obligations with respect to the applicable Options shall be determined by reference to the transferor and the transferor's rights and obligations with respect to the applicable Options had no transfer been made. The transferor shall remain obligated pursuant to Sections 12 and 13 hereunder if required by applicable law.

     15. OPTIONEE'S RIGHTS AS SHAREHOLDER. An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered to the name of the Optionee.

     16. TERM. No Option shall be granted under the Plan more than ten years after the date of the last meeting of the shareholders of the Company at which they adopted or approved the Plan or the date on which the Board adopted the Plan, whichever is earlier; the Plan may be resubmitted to the shareholders for their approval at any time during or at the end of any such ten year period.

     17. ADOPTION AND RATIFICATION. This Plan has been adopted by the Board subject to ratification by the shareholders of the Company and filing with the Commissioner of the Department of Banking of the State of New Jersey. The effective date of the Plan may also be delayed pending satisfaction of the requirements of Section 12. This Plan shall terminate unless ratified by the shareholders within one year of adoption by the Board.

     18. TERMINATION AND AMENDMENT. The Board may at any time terminate or amend the Plan or any Option then outstanding as it may deem advisable; provided, however, that no such



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amendment may be made without shareholder approval if such approval is required by Rule 16b-3 under the Exchange Act or Section 422 or a successor section of the Code.

     19. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against and reimbursed for the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against and for all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or (in the event of settlement) by a disinterested majority of the Board or of any disinterested group of persons to whom the question may be referred by the Board, that such Committee member is guilty of bad faith in the performance of his or her duties; provided that within sixty days after institution of any such action, suit or proceeding, the Committee member seeking indemnification shall have offered the Company in writing the opportunity, at its own expense, to handle and defend the same.

     20. GOVERNING LAW. The Option agreements authorized under the Plan shall be governed by and construed under the laws of the State of New Jersey.




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